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CONFIDENTIALTREATMENT                                             EXHIBIT 10.25

[ISG LOGO]


December 29, 1998


Mr. Howard Pinsky
Vice President of Technology
Access Radiology Corporation
25 Hartwell Avenue
Lexington, MA 02173

Dear Howard:

This letter outlines the general terms and conditions around which ISG will agree to provide the VRS 300 Workstation software to Access Radiology at a reduced cost. This letter, upon your signature, will constitute an amendment to the Reseller Agreement dated May 30, 1997. All other terms and conditions of the Reseller Agreement shall continue to apply.

1) ACCESS will purchase [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] copies of the VRS 300 licensed work for a total cost of [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] A purchase order must be received by [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] for the full amount. ISG will invoice ACCESS for the full amount, with payment terms of one quarter the total amount due on the first day of each quarter of [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] commencing [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] Access will make the VRS 300 software available as part of a larger product offering. Access may, at ACCESS's option, during the calendar year of [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.], purchase and pay for additional copies of software for [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] per copy after the [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] copies have been purchased.




2) Access agrees to assist ISG with obtaining and implementing Aware's wavelet compression, and ISG plans to make it available for use on all products and components developed and owned by ISG, including but not limited to the IAP Tool Kit. Specifically, ACCESS will release AWARE, Inc. of competitive restrictions on AWARE products (that are the sole property of AWARE, Inc.) to ISG, so that ISG can use the AWARE.DLL and AWARE plug-ins in their products as defined above. Furthermore:

     i) ISG may ask Access to provide advice to ISG in matters relating to ISG's obtaining FDA market clearance; although ACCESS in no way warrants any specific legal expertise in FDA regulatory matters. If appropriate, ACCESS will allow ISG to take advantage of the Access's FDA clearance of the Aware Compression/Decompression solution through either


                            CONFIDENTIAL TREATMENT
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          reference of substantial equivalence, or through re-packaging and re-
          licensing of ACCESS software components.

     ii) Access and ISG will work cooperatively in developing decompression mechanisms that provide for optimal performance in receiving and displaying compressed images.

     iii) [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


3) Access also agrees to have the ISG name and logo included in conjunction with the Access "Splash Screen," when the software is started. The software copyrights will also make appropriate reference to ISG and contain the ISG logo in the "About VR" window under the Help Menu. ISG requests that a copy of the software be sent to ISG, so that ISG, can verify that the correct information and logo are incorporated into the software before it is shipped.

4) Access agrees to continue to promote the ISG workstation products in sales to customers that have installed the VRS 300 and Access Servers.

5) ISG will provide Access with a method of accessing the ISG "Install Wizard" to allow Access to modify the program to suit its specific installation requirements. ISG acknowledges that ACCESS plans to provide VRS 300 (as a part of an ACCESS solutions package) as software only, and plans to use the Install Wizard to accomplish this. Further, ACCESS plans to run software on operating systems certified by ISG, including Windows 95 and Windows NT.ISG will work toward releasing the VRS 300 as quickly as possible under Windows 98.

6) The current implementation of the VR WIN suite of products does not support different configuration for GDI and Diagnostic Quality (DICOM) printing. If the print feature is enabled, both GDI (postscript) and DICOM printing are available. For the purpose of this agreement:

     a) Access Radiology may purchase as an option, on any VRS 300 license covered by this agreement, the full print feature. Access must accept legal responsibility for enforcing with their end users that the software's additional print features, beyond postscript, are not activated. If future ISG VR WIN releases separate the DICOM and the postscript print features, the new version may be substituted for the full version. The cost of this option is [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] per license.

     B) [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]


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7)   ACCESS plans to add ACCESS developed application software to the ISG VRS products to improve functionality as it relates to end-user workflow. To accomplish this, ISG will support the VRS COM Interface Specification V3.0 for the VRS 300 product, as well as all other VRS Windows (non-UNIX) based products, and will support the extensions and modifications of the specification on future versions of the VRS product. In addition, ISG will make reasonable efforts to modify the above interface Specification as requirements and changes are specified by ACCESS. The VRS COM Interface (VR Server/Broker) consist of a Development Tool Kit priced at [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] and run time licenses at [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] per license for the VRS 300 and [*THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.] per license for all other VR WIN models. The Development Tool Kit will be purchased as part of agreement and the run time license can be purchased as an option at any time.

8) In addition, ACCESS plans to include additional applications (report viewing and network diagnostics) available through the VRS 300 product. Currently using the default configuration with the small toolbar there is no way to access reports. This can be modified by changing the registry to turn on the next size toolbar to get access to reports (this is because changing to the next size toolbar brings up the study bar which is where the report button is). This is not optimum. ISG will therefore add either a report button to the toolbar and/or have report accessible from the menu bars.

Please indicate your agreement to these general terms and conditions with your signature below.

- --------------------------------------------------------------------------------

Agreed to this 31st day of December 1998.



ISG TECHNOLOGIES INC.                  ACCESS RADIOLOGY CORPORATION


By:  /s/ Maxwell Rutherford            By:  /s/ Howard Pinsky
     ------------------------------         -------------------------------
Name:  Maxwell Rutherford              Name:  Howard Pinsky
       ----------------------------           -----------------------------
Title:  President & Chief Operating    Title:  Vice President of Technology
        ---------------------------            ----------------------------
         Officer


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